VALLEY FORGE COMPOSITE TECHNOLOGIES, INC.

ACKNOWLEDGEMENT AND AGREEMENT

This Acknowledgement and Agreement is furnished pursuant to that certain Securities Purchase Agreement, dated as of August 10, 2009 (the “ Agreement”), by and among Valley Forge Composite Technologies, Inc., a Florida corporation (the “ Company”), and the investors listed on the Schedule of Buyers attached thereto.  (Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.)

The undersigned, Louis J. Brothers, Chief Executive Officer of the Company, hereby acknowledges on behalf of the Company in his capacity as an officer of the Company that the consummation of the transactions contemplated by the Agreement shall constitute a “ Dilutive Issuance” (as such term is defined in each of the Prior Notes and Prior Warrants, each as defined in the Agreement). So as to facilitate the transactions contemplated by the Agreement, each of MKM Opportunity Master Fund, Ltd. (“ MKM”) and the Company hereby agree as follows:

(a)

Notwithstanding the provisions of Section 2 of each of the Prior Warrants, no adjustment shall be made to the Prior Warrants as a result of the issuance by the Company of the Common Shares and Warrants at the Closing.  Each of MKM and the Company acknowledge that the “Exercise Price” (as defined in each of the Prior Warrants) of each of the Prior Warrants shall remain at $0.20 following the consummation of the Closing; and

(b)

Notwithstanding the provisions of Section 7(a) of each of the Prior Notes, MKM hereby waives the application of Section 7(a) of the Prior Notes so that the issuance by the Company of the Common Shares and Warrants at the Closing shall not result in an adjustment to the “Conversion Price” (as defined in each of the Prior Notes) in accordance with the provisions of Section 7(a) of the Prior Notes.

MKM further acknowledges that the Company has complied with Section 4(m) of the Prior Securities Purchase Agreements with respect to the transactions contemplated by the Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Acknowledgement and caused this Acknowledgement to be delivered to MKM as of August 10, 2009.

                                                                                                                 /s/ Louis J. Brothers

Louis J. Brothers, President and

Chief Executive Officer

Acknowledged and Agreed:

MKM OPPORTUNITY MASTER FUND, LTD.

By: /s/ David Skriloff

David Skriloff, Portfolio Manager